Calculation of Filing Fee Tables
S-8
Topgolf Callaway Brands Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	17,409,893	$ 8.865	$ 154,338,701.44	0.0001381	$ 21,314.17
Total Offering Amounts:						$ 154,338,701.44		$ 21,314.17
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 21,314.17
Offering Note
[1]	(1) This Registration Statement registers 17,409,893 shares of common stock, $0.01 par value per share (the "Common Stock") of Topgolf Callaway Brands Corp. (the "Company") pursuant to the Topgolf Callaway Brands Corp. Amended and Restated 2022 Incentive Plan (the "2022 Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that become issuable under the 2022 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. (2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The maximum price per share and maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 4, 2025 ($8.865), which date is within five business days prior to filing this Registration Statement. (3) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A